                                                                 Exhibit (c)(1)




                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                  June 20, 1999

                                      among

                              HOLOPHANE CORPORATION

                        NATIONAL SERVICE INDUSTRIES, INC.

                                       and

                              NSI ENTERPRISES, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                PAGE
                                                                                                                ----

ARTICLE I - THE OFFER.............................................................................................1

   SECTION 1.01.  The Offer.......................................................................................1
   SECTION 1.02.  Company Action..................................................................................2

ARTICLE II - THE MERGER...........................................................................................3

   SECTION 2.01.  The Merger......................................................................................3
   SECTION 2.02.  Conversion of Shares............................................................................4
   SECTION 2.03.  Surrender and Payment...........................................................................4
   SECTION 2.04.  Dissenting Shares...............................................................................5
   SECTION 2.05.  Stock Options...................................................................................5

ARTICLE III - THE SURVIVING CORPORATION...........................................................................6

   SECTION 3.01.  Certificate of Incorporation....................................................................6
   SECTION 3.02.  Bylaws..........................................................................................6
   SECTION 3.03.  Directors and Officers..........................................................................6

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6

   SECTION 4.01.  Corporate Existence and Power...................................................................6
   SECTION 4.02.  Corporate Authorization.........................................................................7
   SECTION 4.03.  Governmental Authorization......................................................................7
   SECTION 4.04.  Non-Contravention...............................................................................7
   SECTION 4.05.  Capitalization..................................................................................8
   SECTION 4.06.  Subsidiaries....................................................................................8
   SECTION 4.07.  SEC Filings.....................................................................................9
   SECTION 4.08.  Financial Statements............................................................................9
   SECTION 4.09.  No Material Undisclosed Liabilities.............................................................9
   SECTION 4.10.  Absence of Certain Changes......................................................................9
   SECTION 4.11.  Litigation.....................................................................................10
   SECTION 4.12.  Employee Benefit Plans.........................................................................10
   SECTION 4.13.  Taxes..........................................................................................12
   SECTION 4.14.  Title to Properties; Encumbrances..............................................................13
   SECTION 4.15.  Environmental Laws.............................................................................13
   SECTION 4.16.  Intellectual Property..........................................................................14
   SECTION 4.17.  Year 2000 Compliance...........................................................................14
   SECTION 4.18.  Labor Matters..................................................................................15
   SECTION 4.19.  Employment Matters.............................................................................15
   SECTION 4.20.  Compliance with Laws...........................................................................16
   SECTION 4.21.  Contracts......................................................................................16


   SECTION 4.22.   Insurance.....................................................................................16
   SECTION 4.23.   Transactions with Affiliates..................................................................16
   SECTION 4.24.   Finders'Fees..................................................................................16
   SECTION 4.25.   Confidentiality Agreements....................................................................17

ARTICLE V - REPRESENTATIONS AND WARRANTIES
OF PARENT AND PURCHASER..........................................................................................17

   SECTION 5.01.  Corporate Existence and Power..................................................................17
   SECTION 5.02.  Corporate Authorization........................................................................17
   SECTION 5.03.  Governmental Authorization.....................................................................17
   SECTION 5.04.  Non-Contravention..............................................................................17
   SECTION 5.05.  Finders'Fees...................................................................................18
   SECTION 5.06.  Financing......................................................................................18

ARTICLE VI - COVENANTS OF THE COMPANY............................................................................18

   SECTION 6.01.  Conduct of the Company.........................................................................18
   SECTION 6.02.  Stockholder Meeting; Proxy Material............................................................20
   SECTION 6.03.  Disclosure Documents...........................................................................21
   SECTION 6.04.  Access to Information..........................................................................22
   SECTION 6.05.  Other Offers...................................................................................22
   SECTION 6.06.  Company Board Representation; Section 14(f)....................................................23

ARTICLE VII - COVENANTS OF PARENT AND PURCHASER..................................................................24

   SECTION 7.01.  Confidentiality................................................................................24
   SECTION 7.02.  Obligations of Purchaser.......................................................................24
   SECTION 7.03.  Disclosure Documents...........................................................................24
   SECTION 7.04.  Employee Matters...............................................................................25

ARTICLE VIII - COVENANTS OF PARENT, PURCHASER AND THE COMPANY....................................................26

   SECTION 8.01.  Reasonable Efforts.............................................................................26
   SECTION 8.02.  Certain Filings................................................................................26
   SECTION 8.03.  Public Announcements...........................................................................27
   SECTION 8.04.  Further Assurances.............................................................................27
   SECTION 8.05.  Notices of Certain Events......................................................................27
   SECTION 8.06.  Directors'and Officers'Indemnification and Insurance...........................................28

ARTICLE IX - CONDITIONS TO THE MERGER............................................................................29

   SECTION 9.01.  Conditions to the Obligations of Each Party....................................................29


ARTICLE X - TERMINATION..........................................................................................30

   SECTION 10.01.  Termination...................................................................................30
   SECTION 10.02.  Effect of Termination.........................................................................31
   SECTION 10.03.  Fees and Expenses.............................................................................32

ARTICLE XI - MISCELLANEOUS.......................................................................................32

   SECTION 11.01.  Definitions...................................................................................32
   SECTION 11.02.  Notices.......................................................................................37
   SECTION 11.03.  Survival of Representations and Warranties....................................................38
   SECTION 11.04.  Amendments; No Waivers........................................................................38
   SECTION 11.05.  Successors and Assigns........................................................................38
   SECTION 11.06.  Governing Law.................................................................................39
   SECTION 11.07.  Severability..................................................................................39
   SECTION 11.08.  Counterparts; Effectiveness...................................................................39

Annex I       -   Conditions to the Offer

                          AGREEMENT AND PLAN OF MERGER


AGREEMENT AND PLAN OF MERGER dated as of June 20, 1999 among HOLOPHANE CORPORATION, a Delaware corporation (the "Company"), NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation ("Parent"), and NSI ENTERPRISES, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser").

         WHEREAS, the respective Boards of Directors of the Company, Parent and Purchaser have determined that the merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be advisable and in the best interests of their respective stockholders, and have approved the Merger, pursuant to which each Share issued and outstanding immediately prior to the Effective Time, will, except as otherwise provided herein, be converted into the right to receive $38.50 per Share in cash;

         WHEREAS, the Board of Directors of the Company has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and, to the extent required by Delaware Law, the Merger and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance thereof, the Boards of Directors of Parent, Purchaser and the Company have approved this Agreement, the Offer and the Merger in accordance with Delaware Law and upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE OFFER

         SECTION 1.01. The Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Section 10.01 and that none of the events set forth in Annex I hereto shall have occurred and are existing, Purchaser shall, as promptly as practicable after the date hereof, but in no event later than five business days following the public announcement of the terms of this Agreement, commence an offer (the "Offer") to purchase any and all of the outstanding shares of common stock, $.01 par value (the "Shares"), of the Company at a price of $38.50 per Share, net to the seller in cash, less any required withholding taxes. The Offer shall be subject to the condition that at least a majority of the Shares (on a fully diluted basis) shall have been validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn (the "Minimum Tender Condition") and to the other conditions set forth in Annex I hereto. Purchaser expressly reserves the right to waive the Minimum Tender Condition or any of the other conditions to the Offer, to increase the price per Share payable in the Offer and to make any other change in the terms or conditions of the Offer; provided that (i) the Purchaser shall not waive the Minimum Tender Condition without the consent of the Board of Directors of the Company and (ii) without the consent of the Board of Directors of the Company, the Purchaser shall not make any change in the terms or conditions of the Offer which (A) changes the form of consideration to be paid or (B) decreases the price per Share payable in the Offer or (C) reduces the maximum number of Shares to be purchased in the Offer or (D) imposes conditions to the Offer in addition to those set forth in Annex I hereto or (E) extends the expiration date of the Offer (except as required by law or the applicable rules and regulations of the SEC) or (F) amends any term of the Offer in any manner adverse to holders of Shares; provided that Purchaser shall have the right, in its sole discretion, to extend the Offer on up to two separate occasions for up to five business days each, notwithstanding the prior satisfaction of conditions set forth on Annex I hereto, in order to attempt to satisfy the Minimum Tender Condition or to satisfy the requirements of Section 253 of the Delaware General Corporation Law.

         (b) Promptly upon commencement of the Offer, Parent and the Purchaser shall file the Offer Documents with the SEC. Parent, the Purchaser and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have been found to be or become false or misleading in any material respect. Parent and the Purchaser agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Schedule 14D-l prior to the filing thereof with the SEC. Parent and the Purchaser shall provide the Company and its counsel a copy of any written comments or telephonic notification of any oral comments Parent or the Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and shall provide the Company and its respective counsel with a copy of any written responses thereto and telephonic notification of any oral responses thereto of Parent or the Purchaser or their counsel.

         SECTION 1.02. Company Action. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interest of the Company's stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger; and (iii) resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders. The Company further represents that the Company's financial adviser has delivered to the Company's Board of Directors its opinion to the effect that, as of the date of this Agreement, the consideration to be received in the Offer and the Merger by the holders of Shares (other than Parent, Purchaser or any Affiliate thereof) is fair, from a financial point of view, to such holders. The Company has been authorized by its financial advisor to permit, subject to prior review and consent by such financial advisor (such consent not to be unreasonably withheld), the inclusion of such opinion (or a reference thereto) in the Offer Documents. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Company's Board of Directors described in this Section 1.02. The Company will promptly furnish Parent and Purchaser with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct in all material respects as of the most recent practicable date, and will provide to Parent and Purchaser such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent and Purchaser may reasonably request, from time to time in connection with the Offer.

         (b) Promptly upon commencement of the Offer, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") which shall reflect the recommendations of the Company's Board of Directors referred to above. The Company, Parent and Purchaser each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have been found to be or become false or misleading in any material respect. The Company agrees to take all steps reasonably necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, other than the Purchaser, Parent and Parent's other subsidiaries, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser and their counsel shall be given an opportunity to review and comment on the
Schedule 14D-9 prior to its being filed with the SEC.


                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01. The Merger. (a) Subject to the terms and conditions of this Agreement and in accordance with Delaware Law, at the Effective Time, the Purchaser shall be merged with and into the Company, whereupon the separate existence of Purchaser shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

         (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Purchaser will file a certificate of merger or, as appropriate, a certificate of ownership and merger (either, a "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Purchaser, all as provided under Delaware Law.

         SECTION 2.02.  Conversion of Shares.  At the Effective Time:

         (a) each Share held by the Company as treasury stock or owned by the Company, Purchaser, Parent or any of such parties' direct or indirect subsidiaries immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

         (b) each issued and outstanding share of common stock of Purchaser outstanding immediately prior to the Effective Time shall be converted into and become that number of shares of common stock of the Surviving Corporation that equals the number of shares of common stock of the Company issued and outstanding immediately prior to the Effective Time divided by the number of shares of common stock of Purchaser issued and outstanding immediately prior to the Effective Time; and

         (c) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 2.02(a) or as provided in Section
2.04 with respect to Dissenting Shares (as defined herein), be converted into the right to receive $38.50 in cash, without interest (the "Merger Consideration").

         SECTION 2.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent who shall be reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Promptly, when and as needed, Parent will make available to the Exchange Agent the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent).

         (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares, less any required withholding taxes. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

         (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving

Corporation, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws.

         (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) to pay for Dissenting Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

         SECTION 2.04. Dissenting Shares. Notwithstanding Section 2.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Surviving Corporation shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Surviving Corporation shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 2.05. Stock Options. As soon as practicable following the date of this Agreement, upon the written request of the Purchaser, the Company (or, if appropriate, any committee administering any stock option or compensation plan or arrangement) and the Purchaser shall take such actions as are reasonably required (including, if necessary, the provision of funds by the Purchaser to the Company) to provide that at the Effective Time, each holder of a then outstanding stock option and/or right to purchase Shares granted under any stock option or compensation plan or arrangement of the Company (a "Company Stock Option"), whether or not then exercisable, shall, upon surrender thereof to the Company or its designee, receive from the Company the difference between the Merger Consideration and the exercise price per Share for the Shares covered by such Company Stock Option, net of any applicable tax withholding. Subject to the terms and conditions set forth herein, the Company and such committee shall further take all actions necessary to cause each Company Stock Option to be canceled at the Effective Time by virtue of the Merger and to cause the stock option or compensation plan or arrangements of the Company providing for the granting of Company Stock Options ("Option Plans") to terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant by the Company or any of its Subsidiaries of any interest in respect of the capital stock of the Company or any of such Subsidiaries to be terminated as of the Effective Time. Without limiting the generality of the foregoing, the Company and such committee shall have given all requisite notices under all Option Plans and any agreements with respect to any Company Stock Option, accelerated the vesting of Company Stock Options and given holders thereof the requisite opportunity to exercise as is required, in each case, such that following the Effective Time no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have the right thereunder to acquire any equity securities of the Company or any of its Subsidiaries. The holders of Company Stock Options shall be entitled to enforce this Section 2.05 against the Company, the Surviving Corporation and the Purchaser.

                                   ARTICLE III

                            THE SURVIVING CORPORATION

         SECTION 3.01. Certificate of Incorporation. Subject to Section 8.06 hereof, the certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.02. Bylaws. Subject to Section 8.06 hereof, the bylaws of Purchaser in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Purchaser at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. If at the Effective Time, a vacancy shall exist on the Board of Directors of the Company or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by applicable law.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Purchaser simultaneously with the execution hereof (the "Disclosure Schedule"), the Company represents and warrants to Parent and Purchaser that, as of the date hereof (or, if made as of a specified date, as of such date):

         SECTION 4.01. Corporate Existence and Power. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

         (b) The Company has heretofore made available to Parent and Purchaser true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect. Such certificate of incorporation and bylaws are in full force and effect, and no other organizational documents are applicable or binding on the Company. The Company is not in violation in any material respect of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company. The Board of Directors of the Company has expressly approved this Agreement (including as it may be amended from time to time) with the purpose of rendering inapplicable hereto and to the Offer and the Merger the limitation on business combinations contained in Section 203 of Delaware Law.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any Governmental Entity other than (i) the filing of the Certificate of Merger in accordance with Delaware Law, (ii) the applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 4.04. Non-Contravention. Except as set forth in Section 4.04 of the Disclosure Schedule and without giving effect to any change in the form of the Merger as permitted by Section 8.07, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of clauses (ii),
(iii) and (iv), for such exceptions which would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

         SECTION 4.05. Capitalization. The authorized capital stock of the Company consists of one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and twenty million (20,000,000) shares of Common Stock, par value $.01 per share. As of June 15, 1999, there were (a) no shares of Preferred Stock and 10,564,265 shares of Common Stock outstanding (excluding 1,331,595 shares of Common Stock held in treasury), (b) outstanding Company Stock Options to purchase an aggregate of 1,432,330 Shares (of which Company Stock Options to purchase an aggregate of 914,430 Shares were exercisable), (c) up to 69,000 Shares issuable under the Company's Employee Stock Option (Purchase) Plan, (d) up to 9,000 Shares issuable under the Company's Performance Award Plan and (e) up to 154,590 Shares issuable pursuant to Section 2.02 of the MetalOptics Stock Purchase Agreement. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were issued free of any preemptive or similar rights. Except as set forth in this Section 4.05, and except for changes since June 15, 1999 resulting from the exercise of Company Stock Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

         SECTION 4.06. Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the Company's Subsidiaries and their respective jurisdictions of incorporation are identified in Exhibit 21 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998 .

         (b) All of the outstanding capital stock of, or other ownership interests in, each of the Company's Subsidiaries, is, unless otherwise required by applicable law, owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, and (ii) options or other rights to acquire from the

Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

         SECTION 4.07. SEC Filings. (a) The Company has filed with the SEC and made available to Parent and Purchaser (i) the annual reports on Form 10-K for its fiscal years ended December 31, 1998, 1997 and 1996 and its quarterly report on Form l0-Q for its fiscal quarter ended March 31, 1999 (the income statements, balance sheets and other financial statements, and the notes thereto, included in such filings being referred to herein as the "Financial Statements"), (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 1, 1996 and (iii) all other reports, statements, schedules and registration statements required to be filed with the SEC since January 1, 1996.

         (b) As of its filing date, each such report, statement or schedule filed with the SEC did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.08. Financial Statements. The Financial Statements fairly present, in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments and the absence of notes thereto in the case of any unaudited interim Financial Statements).

         SECTION 4.09. No Material Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements or the other documents referred to in
Section 4.07 or in the Company SEC Documents and (b) liabilities incurred in connection with the Offer or the Merger which, to the extent they have been incurred or were known prior to the date hereof, are disclosed in Section 4.09 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a Material Adverse Effect.

         SECTION 4.10. Absence of Certain Changes. Since the Balance Sheet Date, except as disclosed in the Company SEC Documents filed prior to the date hereof or as disclosed in Section 4.10 of the Disclosure Schedule, the Company and each Subsidiary has conducted its respective business only in the ordinary and usual course, and there has not occurred (i) any event or change having or reasonably likely to have a Material Adverse Effect; (ii) any material change by the Company in its accounting methods, principles or practices; (iii) any revaluation by the Company of any of its material assets; (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the Shares; (v) any increase in or establishment of any bonus, insurance, severance, defined compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers or employees of the Company or any of its Subsidiaries, other than merit or equity increases in the ordinary course of business consistent with past practice with respect to employees who are not directors or officers of the Company or any of its Subsidiaries; or (vi) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 6.01 hereof.

         SECTION 4.11. Litigation. Except as disclosed in Section 4.11 of the Disclosure Schedule, as of the date hereof, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries which, if determined or resolved adversely to the Company or such Subsidiary, would be reasonably likely to have a Material Adverse Effect. Except as disclosed in Section 4.11 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any material judgment, order or decree.

         SECTION 4.12. Employee Benefit Plans. (a) Section 4.12(a) of the Disclosure Schedule contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement (the "Company Stock Plans"); each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary (each, a "Plan"). Neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan or announced intention to create, any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary, except for modifications or changes contemplated herein or required by law as a condition of obtaining or retaining the Company's intended ERISA, tax, securities or accounting treatment with respect to such Plan.

         (b) The Company has heretofore delivered to Parent true and complete copies of each Plan currently in effect and any and all amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

         (c) No liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Insofar as the representation made in this
Section 4.12(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five year period ending on the last day of the most recent plan year ended prior to the Closing Date and any part of a plan year ending on the Closing Date.

         (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

         (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits. Except as set forth in Section 4.12(e) of the Disclosure Schedule, the fair market value of the assets of each other Plan as of the end of its most recent plan year at least equaled it liabilities or, as for a Plan which is unfunded, its liabilities are shown on the Financial Statements.

         (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

         (g) No Title IV Plan is a "multi-employer pension plan," as defined in
Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA. Neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

         (h) Neither the Company or any Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

         (i) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code, except where the failure to so operate or administer such Plan would not be reasonably likely to have a Material Adverse Effect.

         (j) Each Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

         (k) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

         (l) Except as set forth in Section 4.12(l) of the Disclosure Schedule, no amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

         (m) Except as set forth in Section 4.12(m) of the Disclosure Schedule or as expressly provided in this Agreement, the consummation of the Merger will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

         (n) There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

         SECTION 4.13 Taxes. (a) The Company and its Subsidiaries (and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its Subsidiaries is a member) timely filed (or have had timely filed on their behalf) with the appropriate Tax Authorities all material Tax Returns required to be filed by Company and its Subsidiaries and such Tax Returns are true, correct, and complete in all material respects;

         (b) The Company and its Subsidiaries have paid, or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) an adequate accrual in accordance with GAAP for the payment of, all Taxes (as hereinafter defined) for all periods ending through the Closing Date;

         (c) There are no material Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due or being contested in good faith and for which adequate reserves have been established in accordance with GAAP;

         (d) Except as set forth in Section 4.13(d) of the Disclosure Schedule, no federal, state, local or foreign audits, investigations, claims or other administrative proceedings ("Audits") are presently pending with regard to any material Taxes or material Tax Returns of the Company or any of its Subsidiaries, and to the knowledge of the Company, no Audit is threatened.

         SECTION 4.14. Title to Properties; Encumbrances. Each of the Company and its Subsidiaries has good, valid and marketable title to all the material properties and assets which it purports to own (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Balance Sheet (except for property disposed of since the Balance Sheet Date in the ordinary course of business and consistent with past practice), and all the material properties and assets purchased by the Company and the Company Subsidiaries since the Balance Sheet Date, which subsequently acquired material properties and assets (other than inventory and short term investments) are listed in Section 4.14 of the Disclosure Schedule. All properties and assets reflected in the Balance Sheet are free and clear of all Liens except, with respect to all such properties and assets, (a) Liens shown on the Balance Sheet and Liens incurred in connection with the purchase of such property and/or assets, if such purchase was effected after the date of the Balance Sheet, with respect to which no default exists; (b) Liens which do not materially detract from the value or impair the use of the property subject thereto, or materially impair the operations of the Company or any of its Subsidiaries; and (c) Liens for current Taxes not yet due.

         SECTION 4.15. Environmental Laws. Except as disclosed in the Company SEC Documents filed prior to the date hereof, (a) the Company and each of its Subsidiaries are, and within the period of all applicable statutes of limitations have been, in compliance with all Environmental Laws, including, but not limited to, compliance with any permits or other governmental authorizations or any Governmental Entity decrees, orders or judgments or the terms and conditions thereof except where the failure to so comply would not be reasonably likely to have a Material Adverse Effect or otherwise require disclosure in the Company SEC Documents; (b) neither the Company nor any of its Subsidiaries has received any communication or notice, whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries or for which the any of them is responsible, and there is no pending or, to the Company's knowledge, threatened Environmental Claim, except where such Environmental Claim would not be reasonably likely to have a Material Adverse Effect or otherwise require disclosure in the Company SEC Documents; and (c) to the Company's knowledge, there are no past or present facts or circumstances that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not be reasonably likely to have a Material Adverse Effect or otherwise require disclosure in the Company SEC Documents. All material permits and other governmental authorizations currently held or required to be held by the Company and its Subsidiaries pursuant to any Environmental Laws are identified in
Section 4.15 of the Disclosure Schedule. The Company has provided to Parent all material assessments, reports, data, results of investigations or audits, correspondence and other information that is in the possession of the Company regarding environmental matters pertaining to, or the environmental condition of the business, property or assets of, the Company and its Subsidiaries, or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws.

         SECTION 4.16. Intellectual Property. (a) The Company owns or has the right to use all the Company's Intellectual Property, free and clear of all Liens, except where the failure to own or possess such Intellectual Property would not be reasonably likely to have a Material Adverse Effect. The Company or one of its Subsidiaries is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for all material applications, registrations or patents included in the Company's Intellectual Property, and all of the foregoing are listed on Section 4.16(a) of the Disclosure Schedule and are validly subsisting.

         (b) Section 4.16(b) of the Disclosure Schedule sets forth a list of all license agreements under which the Company or any of its Subsidiaries has granted the right to use the Company's Intellectual Property or received the right to use any Intellectual Property of any third party.

         (c) Except as set forth in Section 4.16(c) of the Disclosure Schedule, no person has a right to receive a royalty or similar payment in respect of any item of the Intellectual Property pursuant to any contractual arrangements entered into by the Company or otherwise. To the knowledge of the Company, no former or present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any of the Company's Intellectual Property.

         (d) To the knowledge of the Company, the conduct of the business of the Company does not materially violate or infringe upon any Intellectual Property right of any third party, and there is no pending or threatened opposition, interference, re-examination, cancellation, claim of invalidity or other legal or governmental proceeding in any jurisdiction involving any of the Company's Intellectual Property. There are no claims or suits pending or, to the knowledge of the Company, threatened, and the Company has received no written notice of any claim or suit (i) alleging that the conduct of the Company's business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (ii) challenging the ownership, use, validity or enforceability of the Company's Intellectual Property which, if adversely determined, would be reasonably likely to have a Material Adverse Effect. Except as set forth in Section 4.16(d) of the Disclosure Schedule, to the knowledge of the Company, none of the Intellectual Property of the Company is being violated or infringed upon by any third party. There are no settlements, consents, judgments, orders or other agreements which restrict the Company's rights to use any of its Intellectual Property.

         SECTION 4.17. Year 2000 Compliance. Except as set forth in Section 4.17 of the Disclosure Schedule, the Company has taken commercially reasonable steps to ensure that all Date Data and Date-Sensitive Systems of the Company and its Subsidiaries will be Year 2000 Compliant by December 31, 1999. Except as set forth in Section 4.17 of the Disclosure Schedule, all statements made by the Company since January 1, 1997 in the Company SEC Documents concerning the Year 2000 Compliant status of its Date Data and Date-Sensitive Systems did not contain a material misstatement of fact or omit to state a material fact necessary to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used herein:
(i) "Date Data" means any data of any type that includes date information or which is otherwise derived from, dependent on or related to date information, (ii) "Date-Sensitive System" means any software, microcode or hardware system or component, including any electronic or electronically controlled system or component, that processes any Date Data and that is installed, in development or on order by the Company or any of its Subsidiaries for its internal use, or which the Company or any of its Subsidiaries sells, leases, licenses, assigns or otherwise provides, or the provision or operation of which the Company or any of its Subsidiaries provides the benefit, to its customers, vendors, suppliers, affiliates or any other third party, and (iii) "Year 2000 Compliant" means (A) with respect to Date Data, that such data is in proper format and accurate for all dates in the twentieth and twenty-first centuries, and (B) with respect to Date-Sensitive Systems, that each such system accurately processes all Date Data, including for the twentieth and twenty-first centuries, without loss of any functionality, including but not limited to calculating, comparing, sequencing, storing and displaying such Date Data (including all leap year considerations), when used as a stand-alone system or in combination with other software or hardware.

         SECTION 4.18. Labor Matters. Section 4.18 of the Disclosure Schedule sets forth each collective bargaining or similar agreement between the Company or any of its Subsidiaries with any labor organization or employee association. Except as set forth in Section 4.18 of the Disclosure Schedule, none of the employees of the Company or any of its Subsidiaries is represented by any labor organization or covered by any collective bargaining or similar agreement. Except as set forth in Section 4.18 of the Disclosure Schedule, within the past 12 months, neither the Company nor any of its Subsidiaries has received notice from any union of its desire to terminate any collective bargaining agreements or of its intention to seek to organize any employees of the Company or its Subsidiaries. Except as set forth in Section 4.18 of the Disclosure Schedule, there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board. There is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and, except as set forth in Section 4.18 of the Disclosure Schedule, during the past five years there has not been any such action. There is no grievance or arbitration proceeding which would be reasonably likely to have a Material Adverse Effect.

         SECTION 4.19. Employment Matters. Section 4.19 of the Disclosure Schedule sets forth a list of all employment contracts or severance agreements with any employees of the Company or any of its Subsidiaries. The Company has provided each of such contracts or agreements, as well as all written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries, to Parent. Except as set forth in Section 4.19 of the Disclosure Schedule, the Company and its Subsidiaries are not parties to, or bound by, any employment agreement or any other arrangement or understanding with any Person that provides for the payment of any consideration by the Company or any of its Subsidiaries or the Surviving Corporation to such Person or creates any other rights or obligations as a result of a change in control of the Company or the consummation of any of the transactions contemplated by this Agreement.

         SECTION 4.20. Compliance with Laws. The Company and its Subsidiaries are in compliance with, and have not violated any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof except where such non-compliance or violation would not be reasonably likely to have a Material Adverse Effect, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any such violation, except for any matter which is not reasonably likely to have a Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not be reasonably likely to have a Material Adverse Effect.

         SECTION 4.21. Contracts. Each Company Agreement is valid, binding and enforceable and in full force and effect, except where failure to be valid, binding and enforceable and in full force and effect would not be reasonably likely to have a Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not be reasonably likely to have a Material Adverse Effect. Section 4.21 of the Disclosure Schedule sets forth a true and complete list of all material Company Agreements entered into by the Company or any of the Company Subsidiaries since December 31, 1998 and all amendments to any Company Agreements included as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         SECTION 4.22. Insurance. Section 4.22 of the Disclosure Schedule contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company or any of its Subsidiaries. All such policies are in full force and effect, all premiums due and payable have been paid, and no notice of cancellation or termination has been received with respect to any such policy.

         SECTION 4.23. Transactions with Affiliates. Except to the extent disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section 4.23 of the Disclosure Schedule, since December 31, 1998, there have been no transactions, agreements, arrangements or understandings between the Company and any Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         SECTION 4.24. Finders' Fees. Except for Salomon Smith Barney Inc., the fees of which have been disclosed to Parent and Purchaser, there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any of its Subsidiaries, and which might be entitled to any fee or commission from Purchaser, Parent or any of Parent's other subsidiaries upon consummation of the transactions contemplated by this Agreement.

         SECTION 4.25. Confidentiality Agreements. Each prospective purchaser, other than Parent, that has received materials from Salomon Smith Barney Inc. or the Company within the past six months with respect to a potential business combination has executed a confidentiality agreement (each, an "Other Confidentiality Agreement"). Each of the Other Confidentiality Agreements executed by such prospective purchasers includes "standstill" provisions for a duration of at least 12 months from the execution thereof.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

         Parent and Purchaser jointly and severally represent and warrant to the Company that:

         SECTION 5.01. Corporate Existence and Power. Parent is a corporation duly incorporated under the laws of the State of Delaware, Purchaser is a corporation duly organized under the laws of the State of Delaware, and each of them is validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, Purchaser has not engaged in any activities other than in connection with or as contemplated by this Agreement.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby are within the corporate powers of Parent and Purchaser and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent and Purchaser.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated by this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of the Certificate of Merger in accordance with Delaware Law, (ii) the applicable requirements of the HSR Act and (iii) compliance with any applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

         SECTION 5.04. Non-Contravention. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the articles or certificate of incorporation or bylaws of Parent and Purchaser, (ii) assuming compliance with the matters referred to in Section 5.03, contravene or conflict with any provision of law, regulation, judgment, order or decree binding upon Parent and Purchaser, or
(iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or Purchaser or to a loss of any benefit to which Parent or Purchaser is entitled under any agreement, contract or other instrument binding upon Parent or Purchaser, except, in the case of clauses (ii) and (iii), for any contraventions, conflicts, defaults or other occurrences which are not, individually or in the aggregate, reasonably likely to prevent or materially delay the consummation of the Offer or the Merger.

         SECTION 5.05. Finders' Fees. Except for Wasserstein Perella & Co., Inc., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from the Company or any of its affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 5.06. Financing. Parent has or will have available, prior to the expiration of the Offer, and will provide to Purchaser on a timely basis, sufficient funds to enable Purchaser to consummate the Offer, the Merger and the other transactions contemplated hereby and to pay all related fees and expenses.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         SECTION 6.01. Conduct of the Company. From the date hereof until the Effective Time, except as required to effect this Agreement or as set forth in
Section 6.01 of the Disclosure Schedule and except with the prior written consent of Parent, which consent shall not be unreasonably delayed, conditioned or withheld, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

         (a) neither the Company nor any of its Subsidiaries will adopt or propose any change in its certificate of incorporation or bylaws;

         (b) neither the Company nor any of its Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

         (c) neither the Company nor any of its Subsidiaries will adopt or (except as required pursuant to any Plan) pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or, except as required by law, amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

         (d) neither the Company nor any of its Subsidiaries shall enter into any contract or transaction relating to the purchase of material assets other than in the ordinary course of business consistent with prior practices;

         (e) neither the Company nor any of its Subsidiaries will (i) materially change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes or change any material election relating to Taxes already made;

         (f) neither the Company nor any of its Subsidiaries will issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of the Company or any of its Subsidiaries (except for the issuance of up to approximately 1,001,785 shares of Company Common Stock required to be issued pursuant to outstanding grants, awards and elections under the terms of the Company's Stock Option Plans, Performance Award Plan, Employee Stock Option (Purchase) Plan and phantom stock programs as of June 15, 1999) or
(ii) any assets of the Company or any of its Subsidiaries, except for sales of inventory in the ordinary course of business.

         (g) neither the Company nor any of its Subsidiaries shall declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, with respect to its capital stock;

         (h) neither the Company nor any of its Subsidiaries shall reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

         (i) neither the Company nor any of its Subsidiaries shall (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or capital contributions to, or investments in any other Person, in each case other than in the ordinary course of business consistent with past practice under the Company's existing Revolving Credit Agreement with National City Bank in an amount such that the aggregate outstanding balance under the Revolving Credit Agreement shall not exceed $40 million; (iii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that is material to the Company and its Subsidiaries, taken as a whole; or (iv) authorize any single capital expenditure which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $5 million for the Company and its Subsidiaries taken as a whole;

         (j) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect as of the date of this Agreement, neither the Company nor any of its Subsidiaries shall increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement or arrangement with, any present or former director, officer or other employee of the Company or any of its Subsidiaries;

         (k) neither the Company nor any of its Subsidiaries shall settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

         (l) neither the Company nor any of its Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice and (ii) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract or agreement in existence on the date hereof;

         (m) the Company will not, and will not permit any of its Subsidiaries to, (i) take or agree or commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at or as of any time prior to the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; and

         (n) the Company will not, and will not permit any of its Subsidiaries to, (i) take or agree or commit to take any action that would cause any of the conditions to the Offer set forth in Annex I hereto not to be satisfied, (ii) omit or agree or commit to omit to take any action necessary to cause any of the conditions to the Offer set forth in Annex I hereto to be satisfied or (iii) take, omit to take or agree to take or omit to take any action described in Sections 6.01(a) through 6.01(m) above.

         SECTION 6.02. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger and the transactions contemplated by this Agreement, unless a vote of stockholders of the Company is not required by Delaware Law. The Board of Directors of the Company shall recommend approval and, to the extent required by Delaware Law, adoption by the Company's stockholders of this Agreement and the Merger and the transactions contemplated by this Agreement. In connection with such meeting, the Company (i) will promptly prepare and file with the SEC, will use its reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement (as defined below) and all other proxy materials for such meeting, (ii) will use its reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement, and (iii) will otherwise comply with all legal requirements applicable to such meeting. Notwithstanding the foregoing, in the event that Purchaser shall acquire at least 90% of the outstanding Shares, the Company agrees, at the request of Purchaser, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of Delaware Law.

         (b) Neither the Board of Directors of the Company nor any committee thereof will, except as expressly permitted by this Section 6.02(b) or Section 6.05, (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation of such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as hereinafter defined) from a party other than Parent or Purchaser (an "Alternative Transaction"), or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, if prior to the approval of this Agreement by the stockholders of the Company, the Board of Directors of the Company determines in the exercise of its fiduciary duties, after it has received a Superior Proposal (as hereinafter defined) in compliance with Section 6.05, the Board of Directors of the Company may (subject to this and the following sentences) inform stockholders of the Company that it no longer believes that the Merger is advisable and no longer recommends approval (a "Subsequent Determination") and enter into an Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the fifth day following delivery to Parent of written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal, identify the Person making such Superior Proposal and state that the Board of Directors of the Company intends to make, or is considering making, a Subsequent Determination. During such five day period, the Company shall provide an opportunity for Parent to proposed such adjustments to the terms and conditions of this Agreement as would enable the Board of Directors of the Company to proceed with its recommendation to the stockholders of the Company without a Subsequent Determination; provided, however, that any such proposed adjustments shall be at the discretion of the parties hereto at the time.

         SECTION 6.03. Disclosure Documents. (a) Each Company Disclosure Document, including, without limitation, the Schedule 14D-9, the Company Proxy Statement and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

         (b) At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Company Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The obligations of the Company contained in this Section 6.03(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or Purchaser specifically for use therein.

         (c) The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent or Purchaser in writing specifically for use in the Offer Documents will not, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 6.04. Access to Information. From the date hereof until the Effective Time, upon reasonable, prior notice from Parent, the Company will give Parent and Purchaser, their counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours and without disrupting the orderly conduct of business by the Company and its Subsidiaries to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to Parent and Purchaser, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to reasonably cooperate with Parent and Purchaser in their investigation of the business of the Company and the Subsidiaries.

         SECTION 6.05. Other Offers. From the date hereof until the termination hereof, the Company and its Subsidiaries will not, nor shall the Company authorize or permit any officers, directors, employees, representatives or other agents of the Company and its Subsidiaries to, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any Subsidiary to, any Person that may be considering making, or has made, an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Board of Directors of the Company from (a) furnishing nonpublic information to, or affording access to the properties, books or records of the Company or any of its Subsidiaries to, or entering into discussions or an agreement with, any Person in connection with an unsolicited Acquisition Proposal by such Person, if and only to the extent that (i) the Company's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary to comply with their fiduciary duties to the stockholders of the Company under applicable law; (ii) prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company's Board of Directors receives from such Person an executed confidentiality agreement with customary terms and (iii) the Board of Directors of the Company concludes in the exercise of its fiduciary duties that the Acquisition Proposal is a Superior Proposal, or (b) taking and disclosing to the Company's stockholders any position, and making any related filings with the SEC, as required by Rules14e-2 and 14d-9 under the Exchange Act with respect to any Alternative Transaction that is a tender offer; provided, that the Company's Board of Directors shall not recommend that the stockholders of the Company tender their Shares in connection with any such tender offer unless the Board by majority vote shall have determined in good faith that failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law. The Company will promptly notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any Subsidiary or for access to the properties, books or records of the Company or any Subsidiary by any Person that has made an Acquisition Proposal and will keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request. The Company will take no action with respect to such proposal or inquiry for five days after delivery of such notice to Parent and will negotiate exclusively in good faith with Parent for such five day period to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms; provided, however, that any such proposed adjustments shall be at the discretion of the parties hereto at the time. Without limiting the foregoing, it is understood that any violations of the restrictions set forth in the first sentence of this Section 6.05 by any officer or director of the Company or any of its Subsidiaries or any employee, representative or other agent of the Company or any of its Subsidiaries, acting on behalf of or at the request of the Board of Directors of the Company, shall be deemed to be a breach of this Section 6.05 by the Company.

         SECTION 6.06. Company Board Representation; Section 14(f). (a) Promptly upon the purchase by Purchaser of more than a majority of the outstanding Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as shall give Purchaser representation on the Board of Directors equal to a majority of the Board of Directors, and the Company shall amend, or cause to be amended its bylaws to provide for each of the matters set forth in this Section 6.06 and shall, at such time, promptly take all action necessary to cause Purchaser's designees to be so elected or appointed, including either increasing the size of the Board of Directors or securing the resignations of incumbent directors or both. At such times, the Company will use its reasonable best efforts to cause persons designated by Purchaser to constitute the same percentage as is on the Board of each committee of the Board of Directors.

         (b) The Company's obligations to appoint designees to its Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14F-1 promulgated thereunder. At the request of Parent, the Company shall promptly take all actions required pursuant to Section 14(f) and Rule 14F-1 in order to fulfill its obligations under this Section 6.06 and shall include in the
Schedule 14D-9 or a separate Rule14F-1 information statement provided to stockholders of the Company such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14F-1 to fulfill its obligations under this Section 6.06. Parent or Purchaser will supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and Affiliates required by Section 14(f) and Rule 14F-1.

         (c) Following the election or appointment of Purchaser's designees pursuant to this Section 6.06 and prior to the Effective Time, the concurrence of a majority of the directors of the Company then in office who are neither designated by Purchaser nor are employees of the Company (the "Disinterested Directors") will be required to authorize any amendment, or waiver of any term or condition, of this Agreement or the certificate of incorporation or bylaws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of the obligations or other acts of Purchaser or waiver or assertion of any of the Company's rights hereunder, and any other consent or action by the Board of

Directors with respect to this Agreement. Notwithstanding Section 6.06(a) hereof, the number of Disinterested Directors shall not be less than two.

         (d) Prior to the Effective Time, the Company shall cause each of the incumbent directors of the Company (other than Purchaser's designees pursuant to this Section 6.06) to deliver letters of resignation from the Board of Directors of the Company, such resignations to be effective as of the Effective Time.

                                   ARTICLE VII

                        COVENANTS OF PARENT AND PURCHASER

         SECTION 7.01. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent and Purchaser will hold, and will cause their respective officers, directors, employees, accountants, lenders, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the Company and its Subsidiaries furnished to Parent or Purchaser in connection with the transactions contemplated by this Agreement in accordance with the provisions of the Confidentiality Agreement.

         SECTION 7.02. Obligations of Purchaser. Parent will take all action necessary to cause Purchaser to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.03. Disclosure Documents. (a) The information with respect to Parent and its subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and at the Effective Time, and
(ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing thereof, at the time of any distribution thereof and at the time of the consummation of the Offer.

         (b) The Offer Documents, when filed, will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not at the time of the filing thereof, at the time of any distribution thereof or at the time of consummation of the Offer, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided, that this Section 7.04(b) will not apply to statements or omissions in the Offer Documents based upon information furnished to Parent or Purchaser in writing by the Company specifically for use therein.

         SECTION 7.04. Employee Matters. (a) As of the Effective Time, the Surviving Corporation shall employ all employees of the Company who desire employment with the

Surviving Corporation. With respect to each individual who is employed by the Surviving Corporation as of the Effective Time, Parent shall, at its option, either (i) cause the Surviving Corporation to continue to provide for such individual's participation in each medical, surgical, hospitalization and other "welfare" plan, fund or program (within the meaning of Section 3(l) of ERISA) of the Company on the same terms as immediately prior to the Effective Time or (ii) permit such individual to participate in an employee welfare plan sponsored by Parent or any Affiliate of Parent (a "Purchaser Plan") which provides substantially similar benefits as prior to the Effective Time, on the same terms and to the same extent as similarly situated employees of Parent's Lithonia Lighting unit; provided, that if Parent elects to permit such employee to participate in a Purchaser Plan pursuant to clause (ii) above, such employee shall (A) not be subject to any preexisting condition provision or waiting period under any Purchaser Plan which provides medical, dental, vision or prescription drug benefits; and (B) to the extent permitted by applicable law, be credited with prior service with the Company for all purposes related to eligibility and vesting under any Purchaser Plan in which such employee participates.

         (b) With respect to any employee of the Company as of the date hereof who is not employed by the Surviving Corporation as of the Effective Time, the Surviving Corporation shall be responsible for providing continuation coverage to such employee (and his or her dependents), as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Further, with respect to any former employee of the Company (or their dependents) who is receiving continuation coverage under COBRA as of the Effective Time, the Surviving Corporation shall be responsible to maintain such continuation coverage in compliance with COBRA.

         (c) Parent shall cause the Surviving Corporation to continue each of the following plans and agreements in full force and effect in accordance with their respective terms for the remaining term thereof: the Company's Supplemental Executive Retirement Plan, as amended (the "SERP"); and the Termination Benefit Agreements and Employment Agreements set forth in Section 4.12(a) of the Disclosure Schedule; provided, that the Surviving Corporation shall not be obligated to make contributions pursuant to Section 3 of the SERP or to allow participating employees of the Surviving Corporation to defer a portion of their compensation pursuant to Section 4 of the SERP for more than two years after the Effective Time; provided, further, that for purposes of such Termination Benefits Agreements and Employment Agreements the Option Plans shall be deemed to continue in full force and effect notwithstanding that such Option Plans shall be terminated for all other purposes at the Effective Time. For at least two years, Parent shall cause the Surviving Corporation to continue, or shall offer a comparable plan to the following: the Company's bonus plans and educational assistance program. Any outstanding rights under the following plans will be fully satisfied in connection with the transactions contemplated hereby and, upon satisfaction of those rights, the plans shall be terminated: the Company's Employee Stock Option (Purchase) Plan and the Company's Performance Award Program (assuming payment in full of the performance award with respect to 1999). Furthermore, Parent and the Company shall negotiate in good faith with Paolo Minissi and Michele Seghers with respect to the effect of the Offer and the Merger on the provisions of Section 2.02 of the MetalOptics Stock Purchase Agreement.

         (d) As of the Effective Time, Parent shall assume and honor, and shall cause the Surviving Corporation to assume and to honor, in accordance with their terms all employment, severance and other compensation agreements and arrangements listed in Section 4.19 of the Disclosure Schedule.

                                  ARTICLE VIII

                         COVENANTS OF PARENT, PURCHASER
                                 AND THE COMPANY

         SECTION 8.01. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each party will use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

         SECTION 8.02. Certain Filings. (a) The Company, Parent and Purchaser shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, and (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers. Notwithstanding any provision of this Agreement to the contrary, Parent and Purchaser shall not be required under the terms hereof to dispose of or hold separate all or any material portion of the businesses or assets of Parent or any of its Subsidiaries or of the Company or any of its Subsidiaries in order to remedy or otherwise address the written concerns of any Governmental Entity under the HSR Act of any other antitrust statute or regulations.

         (b) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

         SECTION 8.03. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, Parent, Purchaser and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 8.05. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

                           (a) any notice or other communication from any Person
                  alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                           (b) any notice or other communication from any
                  governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                           (c) any actions, suits, claims, investigations or
                  proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Parent, Purchaser, the Company or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement;

                           (d) any event the occurrence or non-occurrence of
                  which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue in any material respect; and

                           (e) any failure of the Company, Parent or Purchaser,
                  as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement herein.

         SECTION 8.06. Directors' and Officers' Indemnification and Insurance.
(a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article ELEVENTH of the (Second) Restated Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect materially adversely the rights thereunder of individuals who at the Effective Time were directors or officers of the Company, with respect to any act or omission in their capacity as an officer or director of the Company occurring on or prior to the Effective Time, unless such modification shall be required by law.

         (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or directly pertaining to any action or omission in their capacity as an officer or director of the Company occurring on or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, for a period of six years after the later of the Effective Time and the date hereof, in each case to the fullest extent permitted under applicable law (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under applicable law, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances required under applicable law). In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter. In the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.

         (c) Parent shall maintain in effect for the benefit of the Indemnified Parties for six years after the Effective Time the current directors' and officers' liability insurance policies maintained by the Company to cover acts and omissions of the Indemnified Parties occurring prior to the Effective Time; provided, that Parent may substitute therefor policies of substantially the same coverage containing substantially comparable terms and conditions with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall Parent be required to expend more than an amount per year equal to 400% of current annual premiums paid by the Company (which the Company represents and warrants to be not more than $40,000) to maintain or procure such coverage.

         (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 8.06.

         (e) The Indemnified Parties are each intended third-party beneficiaries of the provisions of this Section 8.06, and may enforce this Section 8.06 against the Company, the Surviving Corporation or Parent, as the case may be, as fully and effectively as if each were a party to this Agreement.

                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

         SECTION 9.01. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Purchaser to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the stockholders of the Company to the extent required by, and in accordance with, Delaware Law and the (Second) Restated Certificate of Incorporation and Bylaws of the Company;

         (b) Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall not be applicable to the obligations of Parent or Purchaser if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer;

         (c) all actions by or in respect of or filings with any governmental body, agency, official, or authority required to permit the consummation of the Merger shall have been obtained or made; and

         (d) no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making any the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Merger.


                                    ARTICLE X

                                   TERMINATION

         SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company, to the extent required by Delaware Law):

         (a) by mutual written consent of Parent and the Company;

         (b) by either the Company or Parent, if the Effective Time shall not have occurred on or before December 31, 1999; provided, however, that the right to terminate this Agreement under this Section 10.01(b) shall not be available to any party whose breach of this Agreement has been the primary cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by either the Company or Parent, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

         (d) by Parent:

                     (i) if Purchaser shall have terminated the Offer without Purchaser having purchased any Shares thereunder by reason of the failure to satisfy any condition set forth in Annex I hereto; or

                     (ii)  if the Company's Board of Directors shall have
             (A) failed to include in the Schedule 14D-9 or the Company Proxy Statement, its recommendation without modification or qualification that the stockholders of the Company accept the Offer and approve this Agreement and the Merger, (B) approved or recommended any other Acquisition Proposal, (C) withdrawn, modified or qualified its recommendation of the Offer, this Agreement or the Merger in a manner adverse to the interests of Parent or Purchaser or (D) resolved to do any of the foregoing.

         (e) by the Company:

                     (i) if Purchaser shall have failed to commence the Offer within five business days following the date of the initial public announcement of the Offer;

                     (ii) if Purchaser shall have terminated the Offer without having accepted any Shares for payment thereunder by reason of the failure to satisfy any condition set forth in Annex I hereto (unless such failure shall have been the result of the failure of the Company to perform in any material respect any covenant or agreement of it contained in this Agreement or the material breach by the Company of any representation or warranty of it contained in this Agreement);

                     (iii) if Purchaser shall have failed to pay for Shares
             pursuant to the Offer within 90 days following the commencement of the

             Offer, unless such failure to pay for Shares shall have been the result of the failure of the Company to perform in any material respect any covenant or agreement of it contained in this Agreement or the material breach by the Company of any representation or warranty of it contained in this Agreement;

                      (iv) if any representation or warranty of Parent and
             Purchaser in this Agreement shall not be true and correct in any material respect, as if such representation or warranty was made as of such time on or after the date of this Agreement; or Parent or Purchaser shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Parent or Purchaser to be performed or complied with by it under this Agreement and which, in any such case, shall not have been cured within five business days following receipt of notice thereof; or

                      (v) if, prior to the purchase of Shares pursuant to
             the Offer, after it has received a Superior Proposal in compliance with Section 6.05, the Company's Board of Directors determines that it is obligated by its fiduciary duties under applicable law to terminate this Agreement; provided, that such termination under this clause (v) shall not be effective until the Company has made payment of the Termination Fee and the expense reimbursement required by Section 10.03.

         SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, written notice thereof shall forthwith be given to the other party or parties specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Sections 7.01 and 10.03 shall survive the termination hereof and (b) nothing herein shall relieve any party from liability for any breach hereof.

         SECTION 10.03. Fees and Expenses. (a) If Parent shall terminate this Agreement pursuant to Section 10.01(d)(ii) hereof or the Company shall terminate this Agreement pursuant to Section 10.01(e)(v), then the Company shall pay to Parent, within five business days of such termination, a fee, in cash, in the amount of $20,000,000 (the "Termination Fee"). In addition, the Company shall reimburse Parent, Purchaser and their Affiliates (not later than five business days after submission of valid statements therefor) for all actual, documented out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Offer and the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees and disbursements payable to financing sources, investment bankers, counsel to Purchaser or Parent or any of the foregoing, and accountants) up to a maximum amount of $3,000,000.

         (b) If within 12 months after termination of this Agreement, the Company shall consummate an Acquisition Proposal with a Person other than Parent or Purchaser, then immediately prior to, and as a condition of, consummation of such transaction the Company shall pay to Parent upon demand an amount in cash equal to the Termination Fee to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger; provided, that no such amount shall be payable if the Termination Fee shall have become payable or have been paid in accordance with Section 10.03(a) of this Agreement or if this Agreement shall have been terminated by the Company in accordance with Section 10.01(e)(iv).

         (c) Except as otherwise specifically provided in this Section 10.03, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         (d) Notwithstanding anything to the contrary in this Agreement, in no event shall there be more than one payment of the Termination Fee by the Company or Parent.


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

         "Acquisition Proposal" shall mean any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its material Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its material Subsidiaries, other than the transactions contemplated by this Agreement.

         "Alternative Transaction" shall have the meaning set in Section 6.02 hereof.

         "Associate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

         "Balance Sheet" shall mean the most recent balance sheet of the Company and its consolidated subsidiaries included in the Financial Statements.

         "Balance Sheet Date" shall mean the date of the Balance Sheet.

         "Company Agreement" shall mean any note, bond, mortgage, indenture, ease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company Disclosure Documents" shall mean each document required to be filed by the Company with the SEC in connection with the transactions contemplated by this Agreement.

         "Company's knowledge" or "knowledge of the Company" shall mean the actual knowledge of the executive officers of the Company.

         "Company Proxy Statement" shall mean the proxy or information statement of the Company, if any, to be filed with the SEC in connection with the Merger.

         "Company SEC Documents" shall mean each form, report, schedule, statement and other document required to be filed by the Company since January 1, 1996 under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

         "Company Stock Option" shall have the meaning set forth in Section 2.05 hereof.

         "Confidentiality Agreement" shall mean the letter agreement dated as of March 31, 1999, between the Company and Parent.

         "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases), rights of publicity and all registrations and applications to register the same.

         "Delaware Law" shall mean the General Corporation Law of the State of Delaware.

         "Dissenting Shares" shall have the meaning set forth in Section 2.04 hereof.

         "Environmental Claim" shall mean any claim, action, investigation or notice by any person or entity alleging potential liability for investigatory, cleanup or governmental or third party response costs, or natural resources or property damages, or personal injuries, attorneys' and consultants' fees and expenses or penalties relating to (i) the presence, or release into the environment, of any Hazardous Materials at any location owned or operated by the Company or any of its Subsidiaries, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of public or employee health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including, without limitation, each law and regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the generation, storage, treatment, containment (whether above ground or underground), disposal, transport or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall have the meaning set forth in Section 2.03 hereof.

         "GAAP" shall mean United States generally accepted accounting principles, applied on a consistent basis.

         "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

         "Hazardous Materials" shall mean pollutants, contaminants, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead or lead-based paints and materials or any other material regulated by or subject to Environmental Laws.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" shall mean all of the following: material Trademarks, Patents, Copyrights, Trade Secrets and Licenses.

         "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         "Material Adverse Effect" shall mean an effect that (A) is materially adverse to the financial condition, business, assets or results of operations of the Company and its Subsidiaries taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which the Company and the Company's Subsidiaries operate or arising from changes in general business or economic conditions; (ii) any change or effect resulting from any change in law or generally accepted accounting principles, which generally affect entities such as the Company; and (iii) any change or effect resulting from the execution and/or announcement of this Agreement or compliance by the Company with the terms of this Agreement or any agreement contemplated hereby, or (B) would prevent or materially delay the consummation of the Offer or the Merger.

         "Merger" shall mean the merger of the Purchaser into the Company referred to in the Recitals.

         "Merger Consideration" shall have the meaning set forth in Section 2.02(c) hereof.

         "MetalOptics Stock Purchase Agreement" means the Stock Purchase Agreement dated as of August 31, 1996 between the Company and Paolo Minissi and Michele Seghers.

         "Minimum Tender Condition" shall have the meaning set forth in Section
1.01 hereof.

         "Offer Documents" shall mean a Tender Offer Statement on Schedule 14D-l which will contain the offer to purchase and the form of the related letter of transmittal, together with any supplements or amendments thereto.

         "Option Plans" shall have the meaning set forth in Section 2.05 hereof.

         "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

         "Plan" shall have the meaning set forth in Section 4.12(a).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Shares" shall have the meaning set forth in Section 1.01 hereof.

         "Subsequent Determination" shall have the meaning set forth in Section
6.02 hereof.

         "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

         "Superior Proposal" shall mean any proposal (on its most recently amended or modified terms, if amended or modified) made by any Person other than Parent or its Affiliates to enter into an Alternative Transaction which the Company's Board of Directors determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors, including, but not limited to, whether, in the good faith judgment of the Board of Directors of the Company, after consultation with the Company's independent financial advisor, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Parent in response to such Alternative Transaction.

         "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign Tax Authority.

         "Tax Authority" shall mean any Governmental Authority responsible for the imposition of Taxes.

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or other statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Termination Fee" shall have the meaning set forth in Section 10.03 hereof.

         "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

         "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

         "Trade Secrets" shall mean all categories of trade secrets as defined in the Uniform Trade Secrets Act, including, but not limited to, business information.

         SECTION 11.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 11.02):

                  if to Parent or Purchaser, to:

                           National Service Industries, Inc.
                           NSI Center
                           1420 Peachtree Street, NE
                           Atlanta, Georgia 30309-3002
                           Attn: Stewart A. Searle, III
                           Telecopy: (404) 853-1211

                           with a copy to:

                                    Kenyon W. Murphy, Esq.

                                    National Service Industries, Inc.
                                    NSI Center
                                    1420 Peachtree Street, NE
                                    Atlanta, Georgia 30309-3002
                                    Telecopy: (404) 853-1015

                           with an additional copy to:

                                    Russell B. Richards
                                    King & Spalding
                                    191 Peachtree Street
                                    Atlanta, Georgia 30303-1763
                                    Telecopy: (404) 572-5100

                  if to the Company, to:

                           Holophane Corporation
                           250 E. Broad Street, 14th Floor
                           Columbus, Ohio 43215
                           Attn: John R. DallePezze
                           Telecopy: (614) 341-2142
                           with a copy to:

                                    Ronald A. Robins, Jr.
                                    Vorys, Sater, Seymour and Pease LLP
                                    52 E. Gay Street
                                    Columbus, Ohio 43215
                                    Telecopy: (614) 719-4296

         SECTION 11.03. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement pursuant to Section 10.01, except that (a) the agreements and obligations set forth in Sections 7.01 and
10.03 shall survive any termination hereof and (b) the agreements and obligations set forth in Articles II and XI and Sections 7.04 and 8.06 shall survive the Effective Time in accordance with their respective terms.

         SECTION 11.04. Amendments; No Waivers. (a) Any provision of this Agreement may be amended prior to the Effective Time if, and only if, such amendment is in writing and signed by the Company, Parent and Purchaser; provided, that after the approval and adoption of this Agreement by the stockholders of the Company, to the extent required by Delaware Law, no such amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger, would amend the certificate of incorporation of the Surviving Corporation, would impose conditions to the Merger other than those set forth in Sections 9.01 and 9.02 hereof or would otherwise amend or change the terms and conditions of the Merger in a manner adverse to the holders of the Shares; provided, further, that any amendment shall be approved by a majority of the Company's Board of Directors.

         (b) At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in any representation or warranty contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby and, in the case of any extension or waiver by which the Company is to be bound, only if approved by a majority of Company's Board of Directors.

         (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Purchaser may transfer or assign, in whole or from time to time in part, to one or more of its subsidiaries, the right to purchase Shares pursuant to the Offer, but any such transfer or assignment will not relieve Purchaser of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

         SECTION 11.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

         SECTION 11.07. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         SECTION 11.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     HOLOPHANE CORPORATION



                                     By:
                                        ---------------------------------------
                                         Name: John R. DallePezze
                                         Title: Chairman, President and CEO



                                     NATIONAL SERVICE INDUSTRIES, INC.



                                     By:
                                        ---------------------------------------
                                         Name: Stewart A. Searle III
                                         Title: Senior Vice President, Planning
                                                and Development


                                     NSI ENTERPRISES, INC.



                                     By:
                                        ---------------------------------------
                                         Name: Stewart A. Searle III
                                         Title: Senior Vice President

                                                                         ANNEX I


         Notwithstanding any other term or provision of the Offer, the Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, to pay for any Shares tendered pursuant to the Offer and may postpone the acceptance for payment or, subject to any applicable rules and regulations of the SEC, payment for any Shares tendered pursuant to the Offer, and, in its good faith discretion, may amend or terminate the Offer, to the extent provided in this Agreement, unless the Minimum Tender Condition shall have been satisfied or waived in accordance with the terms hereof. Furthermore, notwithstanding any other term or provision of the Offer, the Purchaser will not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may postpone the acceptance for payment or, subject to any applicable rules and regulations of the SEC, payment for any Shares tendered pursuant to the Offer, and, in its good faith discretion, may terminate or amend the Offer, to the extent provided in this Agreement, if, at any time on or after the date of this Agreement, and before the acceptance of such Shares for payment or, subject to any applicable rules and regulations of the SEC, the payment therefor, any of the following conditions exists:

         (a) an order shall have been entered (or any Governmental Entity shall have threatened in writing to seek an order) in any action or proceeding before any federal or state court or governmental agency or other regulatory body or a permanent injunction by any federal or state court of competent jurisdiction in the United States shall have been issued and remain in effect (i) making illegal the purchase of, or payment for, any Shares by Purchaser, Parent or any of Parent's other subsidiaries; (ii) otherwise preventing the consummation of the Offer or the Merger; (iii) imposing limitations on the ability of Purchaser, Parent or any of Parent's other subsidiaries to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer on all matters properly presented to the Company's stockholders; (iv) prohibiting or materially limiting the ownership or operation by the Company or any of its Subsidiaries, or Parent or any of its subsidiaries, of all or any material portion of the business or assets of the Company and its Subsidiaries, or Parent and its subsidiaries, or compelling Parent or any of its subsidiaries to dispose of all or any material portion of the businesses or assets of the Company or its Subsidiaries, or Parent or its subsidiaries, as a result of the transactions contemplated by the Offer or this Agreement; or (v) requiring divestiture by Parent or Purchaser of any Shares.

         (b) there shall have been any federal or state statute, rule or regulation enacted, enforced, promulgated, amended or made applicable to the Company, Purchaser, Parent or any other Affiliate of Parent or the Company or the Offer or the Merger on or after the date of the Offer by any Governmental Entity that could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

         (c) (i) the Company shall have breached or failed to perform in any material respect any of its covenants or agreements under the Agreement, which breach shall not have been cured or waived within the earlier or (A) five business days after receipt of notice thereof by the

Company or (B) two business days prior to the date on which the Offer expires; provided, that if notice of such breach is received by the Company within such two business day period, Purchaser agrees to extend the Offer by at least two business days or (ii) any of the representations and warranties of the Company set forth in the Agreement (disregarding any qualifications contained therein regarding materiality or Material Adverse Effect) shall be not be true and correct when made or at any time prior to consummation of the Offer as if made at and as of such time, except to the extent that such breach would not be reasonably likely to have a Material Adverse Effect; or

         (d) this Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated with the consent of the Company;

         (e) there shall have occurred any event that is reasonably likely to result in a Material Adverse Effect;

         (f) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Alternative Transaction, (ii) any person or group shall have entered into a definitive agreement or an agreement in principle with the Company with respect to an Alternative Transaction, or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to do any of the foregoing;

         (g) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall not have expired or been terminated; or

         (h) any consent required to be filed or obtained in connection with the Offer, the failure or which to be so filed or obtained would have a Material Adverse Effect, shall not have been obtained.

which, in the reasonable judgment of Purchaser in any such case, and regardless of the circumstances (including any action or inaction by Purchaser, Parent or any of Parent's other subsidiaries) giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payment.

         The foregoing conditions are for the sole benefit of Purchaser and may be asserted by Purchaser regardless of the circumstances giving rise to any condition (including any action or inaction by Purchaser or any of its Affiliates) or may be waived by Purchaser in whole or in part at any time and from time to time in its sole discretion. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time from time to time.

                                      I-2